CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Companhia de Saneamento Básico do Estado de São Paulo - SABESP

São Paulo – Brazil

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated May 3, 2024, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Companhia de Saneamento Básico do Estado de São Paulo – SABESP (the “Company”), which appears in the Company’s Annual Report on Form 20-F, which is incorporated by reference in this Registration Statement. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ BDO RCS Auditores Independentes S.S. Ltda.

BDO RCS Auditores Independentes S.S. Ltda.

São Paulo, Brazil

June 21, 2024